Registration No. 333-21175

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MCN FINANCING IV	DTE ENTERPRISES, INC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Michigan
(State or other jurisdiction of Incorporation or organization)	(State or other jurisdiction of Incorporation or organization)
38-3334052	38-3493465
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
2000 2nd Ave	2000 2nd Ave
Detroit, Michigan 48226	Detroit, Michigan 48226
(313) 235-4000	(313) 235-4000
(Address, including zip code, and telephone number, including	(Address, including zip code, and telephone number, including
area code, of registrant’s principal executive office)	area code, of registrant’s principal executive office)

T. A. Hughes, Esq.
Associate General Counsel
DTE Enterprises, Inc.
2000 2nd Ave
Detroit, Michigan 48226
(313) 235-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

REMOVAL OF SECURITIES FROM REGISTRATION

     The offering described in this registration statement has terminated. The registrants hereby remove from registration $835,908,125 of securities, representing the securities that remain unsold at the termination of the offering. This post-effective amendment is being filed solely to remove these securities from registration.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrants have duly caused this post effective Amendment No. 2 to Registration Statement No. 333-21175 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 21, 2001.

DTE ENTERPRISES INC.

By	/s/ T. A. Hughes

T. A. Hughes
Associate General Counsel

MCN FINANCING IV

By	/s/ T. A. Hughes

T. A. Hughes
Associate General Counsel